UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2023

Jet.AI Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40725	98-1615951
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

10845 Griffith Peak Dr.

Suite 200

Las Vegas, NV 89135

(Address of Principal Executive Offices)

(702) 747-4000

(Registrant’s Telephone Number)

Oxbridge Acquisition Corp.

Suite 201, 42 Edward Street

Georgetown, Grand Cayman

P.O. Box 469, KY1-9006

Cayman Islands

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	JTAI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	JTAIW	The Nasdaq Stock Market LLC
Merger Consideration Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $15.00 per share	JTAIZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Overview

On August 10, 2023 (the “Closing Date”), Jet.AI Inc., a Delaware corporation (f/k/a Oxbridge Acquisition Corp.) (the “Company” or “Jet.AI”), consummated the previously announced transaction (the “Business Combination”) pursuant to that certain Business Combination Agreement and Plan of Reorganization, dated February 24, 2023, as amended by Amendment No. 1 to the Business Combination Agreement, dated as of May 11, 2023 (the “Business Combination Agreement”), by and among the Company, OXAC Merger Sub I, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“First Merger Sub”), Summerlin Aviation LLC (f/k/a OXAC Merger Sub II, LLC), a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs”), and Jet Token Inc., a Delaware corporation (“Jet Token”). Terms used in this Current Report on Form 8-K but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the final prospectus and definitive proxy statement, dated July 28, 2023 and filed with the Securities and Exchange Commission (the “Commission”) on July 28, 2023 (the “Proxy Statement”) in the section entitled “Certain Defined Terms” beginning on page 2 thereof, and such definitions are incorporated herein by reference.

On August 10, 2023, as contemplated by the Business Combination Agreement and described in the section titled “The Domestication Proposal” beginning on page 145 of the Proxy Statement, the Company filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which the Company was domesticated and continues as a Delaware corporation (the “Domestication”).

On August 10, 2023, as a result of the Business Combination and the other transactions contemplated by the Business Combination Agreement, following the consummation of the Domestication (a) First Merger Sub merged with and into Jet Token, with Jet Token surviving the merger as a wholly-owned subsidiary of the Company (the “First Merger”) and (b) after the effectiveness of the First Merger, Jet Token merged with and into Second Merger Sub, with Second Merger Sub surviving the merger as a wholly-owned subsidiary of the Company (the “Second Merger”).

Following the closing of the Business Combination, the Company owns, directly or indirectly, all of the issued and outstanding equity interests in the Second Merger Sub and its subsidiaries, and the stockholders of Jet Token as of immediately prior to the effective time of the First Merger (the “Jet Token Stockholders”) hold a portion of the Company’s common stock, par value $0.0001 per share (the “Jet.AI Common Stock”).

As a result of and upon the effective time of the Domestication: (a) each then issued and outstanding Class A Ordinary Share of Oxbridge was converted automatically, on a one-for-one basis, into a share of Jet.AI Common Stock; (b) each then issued and outstanding Class B Ordinary Share of Oxbridge was converted automatically, on a one-for-one basis, into a share of Jet.AI Common Stock; (c) each then issued and outstanding Oxbridge Warrant was converted automatically into a warrant to purchase one share of Jet.AI Common Stock pursuant to the Warrant Agreement (“Jet.AI Warrant”); and (d) each then issued and outstanding Oxbridge Unit was converted automatically into a Jet.AI Unit, each consisting of one share of Jet.AI Common Stock and one Jet.AI Warrant.

At the effective time of the Business Combination (the “Effective Time”), (i) each outstanding share of Jet Token Common Stock, including each share of Jet Token Preferred Stock that was converted into shares of Jet Token Common Stock immediately prior to the Effective Time, was cancelled and automatically converted into the right to receive (x) the number of shares of Jet.AI Common Stock equal to the Stock Exchange Ratio of 0.03094529, and (y) the number of warrants (“Merger Consideration Warrants”) equal to the Warrant Exchange Ratio of 0.04924242; (ii) each Jet Token Option, whether or not exercisable and whether or not vested, that was outstanding immediately prior to the Effective Time was automatically converted into an option to purchase a number of Jet.AI Options based on the Option Exchange Ratio (determined in accordance with the Business Combination Agreement and as further described in the Proxy Statement); (iii) each Jet Token Warrant issued and outstanding immediately prior to the Effective Time was automatically converted into a warrant to acquire (x) a number of shares of Jet.AI Common Stock equal to the Stock Exchange Ratio and (y) a number of Merger Consideration Warrants equal to the Warrant Exchange Ratio; and (iv) each Jet Token RSU Award that was outstanding immediately prior to the Effective Time was converted into a Jet.AI RSU Award with respect to a number of RSUs based on the applicable exchange ratio (determined in accordance with the Business Combination Agreement and as further described in the Proxy Statement).

In connection with the consummation of the Business Combination (the “Closing”), the registrant changed its name from Oxbridge Acquisition Corp. to Jet.AI Inc.

The foregoing description of the Business Combination does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement and the First Amendment to Business Combination Agreement, which are attached hereto as Exhibit 2.1 and Exhibit 2.2 and are incorporated herein by reference.

Forward Purchase Agreement

As previously disclosed, on August 6, 2023, Oxbridge entered into an agreement with (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”), and (iii) Meteora Strategic Capital, LLC (“MSC” and, collectively with MCP and MSTO, “Seller”) (the “Forward Purchase Agreement”) for OTC Equity Prepaid Forward Transactions. For purposes of the Forward Purchase Agreement, Oxbridge is referred to as the “Counterparty” prior to the consummation of the Business Combination, while Jet.AI is referred to as the “Counterparty” after the consummation of the Business Combination. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreement.

Pursuant to the terms of the Forward Purchase Agreement, the Seller intended, but was not obligated, to purchase up to 1,186,952 (the “Purchased Amount”) Class A ordinary shares, par value $0.0001 per share, of Oxbridge (“Oxbridge Shares”) concurrently with the Closing pursuant to the Seller’s FPA Funding Amount PIPE Subscription Agreement (as defined below), less the number of Oxbridge Shares purchased by the Seller separately from third parties through a broker in the open market (“Recycled Shares”). No Seller was required to purchase an amount of Oxbridge Shares such that following such purchase, that Seller’s ownership would exceed 9.9% of the total Oxbridge Shares outstanding immediately after giving effect to such purchase, unless the Seller, at its sole discretion, waived such 9.9% ownership limitation. The Number of Shares subject to the Forward Purchase Agreement was subject to reduction following a termination of the Forward Purchase Agreement with respect to such shares as described under “Optional Early Termination” in the Forward Purchase Agreement.

The Forward Purchase Agreement provided for a prepayment shortfall in an amount in U.S. dollars equal to $1,250,000 (the “Prepayment Shortfall”); provided that Seller shall pay one half (1/2) of the Prepayment Shortfall to Counterparty on the Prepayment Date (which amount shall be netted from the Prepayment Amount) (the “Initial Shortfall”) and, at the request of Counterparty, the other one half (1/2) of the Prepayment Shortfall (the “Future Shortfall”) on the date that the SEC declares the Registration Statement effective (the “Registration Statement Effective Date”), provided the VWAP Price is greater than $6.00 for any 45 trading days during the prior 90 consecutive trading day period and average daily trading value over such period equals at least four times the Future Shortfall. Seller in its sole discretion may sell Recycled Shares at any time following the Trade Date and at any sales price, without payment by Seller of any Early Termination Obligation until such time as the proceeds from such sales equal 100% of the Initial Shortfall and 100% of the Future Shortfall actually paid to Counterparty (as set forth under Shortfall Sales in the Forward Purchase Agreement) (such sales, “Shortfall Sales,” and such Shares, “Shortfall Sale Shares”). A sale of Shares is only (a) a “Shortfall Sale,” subject to the terms and conditions herein applicable to Shortfall Sale Shares, when a Shortfall Sale Notice is delivered under the Forward Purchase Agreement, and (b) an Optional Early Termination, subject to the terms and conditions of the forward Purchase Agreement applicable to Terminated Shares, when an OET Notice is delivered under the Forward Purchase Agreement, in each case the delivery of such notice in the sole discretion of the Seller (as further described in the “Optional Early Termination” and “Shortfall Sales” sections in the Forward Purchase Agreement).

The Forward Purchase Agreement provided that the Seller would be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to (x) the product of (i) the Number of Shares as set forth in a Pricing Date Notice and (ii) the redemption price per share as defined in Article 49.5 of Oxbridge’s Amended and Restated Memorandum and Articles of Association, effective as of August 11, 2021, as amended from time to time (the “Initial Price”), less (y) the Prepayment Shortfall.

Counterparty paid to the Seller the Prepayment Amount required under the Forward Purchase Agreement directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer and Trust Company holding the net proceeds of the sale of the units in Counterparty’s initial public offering and the sale of private placement warrants (the “Trust Account”), no later than the earlier of (a) one Local Business Day after the Closing Date and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination; except that to the extent that the Prepayment Amount is to be paid from the purchase of Additional Shares by Seller, such amount was netted against such proceeds, with Seller being able to reduce the purchase price for the Additional Shares by the Prepayment Amount. For the avoidance of doubt, any Additional Shares purchased by the Seller are included in the Number of Shares under the Forward Purchase Agreement for all purposes, including for determining the Prepayment Amount.

Following the Closing, the reset price (the “Reset Price”) is initially the Initial Price. The Reset Price will be subject to reset on a bi-weekly basis commencing the first week following the thirtieth day after the closing of the Business Combination to be the lowest of (a) the then current Reset Price, (b) the Initial Price and (c) the VWAP Price of the shares of the prior two weeks; provided that the Reset Price will also be reduced upon a Dilutive Offering Reset immediately upon the occurrence of such Dilutive Offering. The Maximum Number of Shares subject to the Forward Purchase Agreement shall be increased upon the occurrence of a Dilutive Offering Reset to that number of Shares equal to the quotient of (i) the Purchased Amount divided by (ii) the quotient of (a) the price of such Dilutive Offering divided by (b) $10.00.

From time to time and on any date following the Trade Date (any such date, an “OET Date”) and subject to the terms and conditions in the Forward Purchase Agreement, Seller may, in its absolute discretion, terminate the Transaction in whole or in part by providing written notice to Counterparty (the “OET Notice”), by the later of (a) the fifth Local Business Day following the OET Date and (b) no later than the next Payment Date following the OET Date, (which shall specify the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”)). The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, Counterparty shall be entitled to an amount from Seller, and the Seller shall pay to Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date. The payment date may be changed within a quarter at the mutual agreement of the parties.

The valuation date will be the earlier to occur of (a) the date that is one (1) year after the Closing Date pursuant to the Business Combination Agreement, (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (v) a Shortfall Variance Registration Failure, (w) a VWAP Trigger Event, (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, upon any Additional Termination Event, and (c) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s sole discretion (which Valuation Date shall not be earlier than the day such notice is effective). The Valuation Date notice will become effective immediately upon its delivery from Seller to Counterparty in accordance with the Forward Purchase Agreement.

On the Cash Settlement Payment Date, which is the tenth Local Business Day immediately following the last day of the Valuation Period, the Seller will remit to the Counterparty an amount equal to the Settlement Amount and will not otherwise be required to return to the Counterparty any of the Prepayment Amount and the Counterparty shall remit to the Seller the Settlement Amount Adjustment; provided, that if the Settlement Amount less the Settlement Amount Adjustment is a negative number and either clause (x) of Settlement Amount Adjustment applies or the Counterparty has elected pursuant to clause (y) of Settlement Amount Adjustment to pay the Settlement Amount Adjustment in cash, then neither the Seller nor the Counterparty shall be liable to the other party for any payment under the Cash Settlement Payment Date section of the Forward Purchase Agreement.

The Seller has agreed to waive any redemption rights with respect to any Recycled Shares in connection with the Business Combination, as well as any redemption rights under Oxbridge’s Amended and Restated Memorandum and Articles of Association that would require redemption by Oxbridge. Such waiver may reduce the number of Oxbridge Shares redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.

A copy of the form of Forward Purchase Agreement is filed herewith as Exhibit 10.1, and the foregoing description of the Forward Purchase Agreement is qualified in its entirety by reference thereto.

FPA Funding Amount PIPE Subscription Agreements

As previously disclosed, on August 6, 2023, Oxbridge entered into a subscription agreement (the “FPA Funding Amount PIPE Subscription Agreement”) with Seller.

Pursuant to the FPA Funding PIPE Subscription Agreement, Seller agreed to subscribe for and purchase, and Oxbridge agreed to issue and sell to Seller, on the Closing Date, an aggregate of up to 1,186,952 Oxbridge Shares, less the Recycled Shares in connection with the Forward Purchase Agreement. On August 10, 2023, Seller was issued 247,756 shares of Jet.AI Common Stock pursuant to the FPA Funding PIPE Subscription Agreement

A copy of the form of FPA Funding Amount PIPE Subscription Agreement is filed herewith as Exhibit 10.2, and the foregoing description of the FPA Funding Amount PIPE Subscription Agreement is qualified in its entirety by reference thereto.

Item 1.01.	Entry into a Material Definitive Agreement.

Lock-Up Agreements

In connection with the Business Combination, Michael Winston and George Murnane each entered into a lock-up agreement with Jet.AI (the “Lock-Up Agreement”). Collectively, these individuals hold an aggregate of 7,666,814 shares of Common Stock (including 1,028,865 shares issuable upon the exercise of Jet.AI Options and 4,076,294 shares issuable upon the exercise of Merger Consideration Warrants). The terms of the Lock-Up Agreement are described in the Proxy Statement in the section titled “The Business Combination—Related Agreements—Lock-Up Agreement” on page 103 of the Proxy Statement.

The foregoing description of the Lock-Up Agreement is qualified in its entirety by the full text of the form of Lock-Up Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Indemnification Agreements

On the Closing Date, the Company entered into indemnification agreements with its directors and executive officers. These indemnification agreements require the Company to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or any other company or enterprise to which the person provides services at the Company’s request.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Sponsor Waiver and Release

On August 10, 2023, in connection with the Business Combination, OAC Sponsor Ltd., a Cayman Islands exempted company (the “Sponsor”) entered into a letter agreement with Oxbridge (i) agreeing to waive the anti-dilution rights set forth in Article 17.3 of the Oxbridge Articles of Association with respect to the shares of Oxbridge Class B Common Stock owned by the Sponsor that may be triggered from the Mergers and/or the other transactions contemplated under the Business Combination Agreement, and (ii) released Oxbridge and Jet.AI from any and all claims arising prior to the Closing.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of Sponsor waiver and release, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Maxim Settlement Agreement

On August 10, 2023, the Company entered into a settlement agreement (“Maxim Settlement Agreement”) with Maxim Group LLC, the underwriter for the Company’s initial public offering (“Maxim”). Pursuant to the Maxim Settlement Agreement, the Company issued 270,000 shares of Jet.AI Common Stock to settle the payment obligations of the Company under the underwriting agreement dated on or about August 11, 2011, by and between the Company and Maxim, which shares of Jet.AI Common Stock are subject to a Registration Rights Agreement. The Company also issued 1,127 shares of Series A Convertible Preferred Stock in an amount equal in value to $1,127,000 (the “Series A Preferred Shares”). The shares of Jet.AI Common Stock issuable upon conversion of the Series A Preferred Shares are subject to the Registration Rights Agreement.

The foregoing description of the Maxim Settlement Agreement and Registration Rights Agreement is qualified in its entirety by the full text of such agreements, copies of which are attached hereto as Exhibit 10.6 and Exhibit 10.7, respectively, and incorporated herein by reference.

Sponsor Settlement Agreement

On August 10, 2023, the Company entered into a settlement agreement (“Sponsor Settlement Agreement”) with Sponsor. Pursuant to the Sponsor Settlement Agreement, the Company issued 575 shares of the Company’s Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Shares”) to settle the payment obligations of the Company under a promissory note in the principal amount of $575,000 dated November 14, 2022 in favor of Sponsor. The shares of Jet.AI Common Stock issuable upon conversion of the Series A-1 Preferred Shares are subject to a Registration Rights Agreement between the Company and Sponsor.

The foregoing description of the Sponsor Settlement Agreement and Registration Rights Agreement is qualified in its entirety by the full text of such agreements, copies of which are attached hereto as Exhibit 10.8 and Exhibit 10.9, respectively, and incorporated herein by reference.

Item 2.01	Completion of Acquisition of Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K.

As of the Closing Date and following the completion of the Business Combination, the Company had the following outstanding securities:

●	8,715,043 shares of Jet.AI Common Stock (including 270,000 shares of Jet.AI Common Stock issued to Maxim pursuant to the Maxim Settlement Agreement and 247,756 shares of Jet.AI Common Stock issued to the Seller under the Forward Purchase Agreement);

●	17,249,334 Jet.AI Warrants, each exercisable for one share of Common Stock at a price of $11.50;

●	7,196,375 Merger Consideration Warrants, each exercisable for one share of Common Stock at a price of $15.00;

●	1,127 shares of Series A Preferred Stock; and

●	575 shares of Series A-1 Preferred Stock.

FORM 10 INFORMATION

Item 2.01(f) of this Current Report on Form 8-K states that if the predecessor registrant was a shell company, as Oxbridge was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company, as the successor registrant to Oxbridge, is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

The Company makes forward-looking statements in this Current Report on Form 8-K and in documents incorporated herein by reference. All statements, other than statements of present or historical fact included in or incorporated by reference in this Current Report on Form 8-K, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Current Report on Form 8-K, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” and “would” and the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements in this Current Report on Form 8-K and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the Company’s ability to obtain or maintain the listing of its Common Stock, Jet.AI Warrants and Merger Consideration Warrants on Nasdaq following the Business Combination;
●	the Company’s ability to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably following the Business Combination;
●	the Company’s public securities’ potential liquidity and trading;
●	manage costs related to being a public company;
●	the Company’s ability to raise financing in the future;
●	the Company’s success in retaining or recruiting, or changes in, its officers, key employees or directors following the Business Combination;
●	the impact of the regulatory environment and complexities with compliance related to such environment, including compliance with restrictions imposed by federal law on ownership of U.S. airlines;
●	factors relating to the business, operations and financial performance of the Company or any of its subsidiaries, including the ability to anticipate the impact of the COVID-19 pandemic and its effect on business and financial conditions;
●	the outcome of any legal proceedings that have been or may be instituted against the Company following announcement of the Business Combination;
●	costs related to the Business Combination;
●	changes in applicable laws or regulations;
●	the risk that the Company may fail to effectively build scalable and robust processes to manage the growth of its business;
●	the risk that demand for the Company’s products and services may decline;
●	high levels of competition faced by the Company with numerous market participants having greater financial resources and operating experience than the Company;
●	the possibility that the Company’s business may be adversely affected by changes in government regulations;
●	the possibility that the Company may not be able to grow its client base;
●	the Company’s inability to adequately protect our intellectual property interests or infringement on intellectual property interests of others; and
●	the possibility that Oxbridge or Jet.AI may be adversely affected by other economic, business or competitive factors.

Please see the other risks and uncertainties set forth in the Proxy Statement in the section titled “Risk Factors” beginning on page 41 of the Proxy Statement, which is incorporated herein by reference.

Business and Properties

The business and properties of Jet Token and Oxbridge prior to the Business Combination are described in the Proxy Statement in the sections titled “Information About Jet Token” and “Information About Oxbridge” beginning on pages 179 and 193, respectively, of the Proxy Statement, and such descriptions are incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement in the section titled “Risk Factors” beginning on page 41 of the Proxy Statement and are incorporated herein by reference.

Financial Information

The financial information of Jet Token is described in the Proxy Statement in the sections entitled “Selected Historical Financial Data of Jet Token” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Jet Token” beginning on pages 37 and 170 thereof, respectively, and are incorporated herein by reference.

The financial information of Oxbridge is described in the Proxy Statement in the sections entitled “Selected Historical Financial Data of Oxbridge” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Oxbridge” beginning on pages 38 and 188 thereof, respectively, and is incorporated herein by reference.

Reference is made to the disclosure set forth in Item 9.01 of this Report relating to the financial information of Jet Token and Oxbridge, which is incorporated herein by reference.

Directors and Executive Officers

The Company’s directors and executive officers after the Closing are as follows, with each person’s biography and familial relationship, if any, described in the Proxy Statement in the section titled “Management After the Business Combination” beginning on page 203 of the Proxy Statement, which is incorporated herein by reference.

Name	Age	Position
Michael D. Winston, CFA	46	Executive Chairman, Interim Chief Executive Officer, Director
George Murnane	65	Interim Chief Financial Officer, Director
William Yankus(1)(3)	63	Director
Wrendon Timothy(1)(2)(3)	43	Director
Patrick McNulty	39	Chief Operating Officer
Lt. Col. Ran David(2)	48	Director
Donald Jeffrey Woods(3)	47	Director
Ehud Talmor(1)(2)	48	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee

As previously disclosed, effective upon the closing of the Business Combination, Michael D. Winston was appointed to serve as Jet.AI’s Executive Chairman and as Jet.AI’s interim Chief Executive Officer (“CEO”) and George Murnane was appointed to serve as Jet.AI’s interim Chief Financial Officer (“CFO”) until Jet.AI completes its ongoing search for a long-term CFO, at which point Mr. Winston will step down from his role as interim CEO and Mr. Murnane will transition from Jet.AI’s interim CFO to its CEO.

Executive and Director Compensation

On August 8, 2023, Michael Winston entered into an employment offer letter with Jet.AI to serve as the Company’s Executive Chairman and as the chief executive officer of the Company until a chief financial officer is appointed by the Company to replace Mr. Murnane, who will serve as chief financial officer during this interim period until he becomes the chief executive officer of the Company. Pursuant to the offer letter, Mr. Winston is entitled to receive a base salary of $385,000.00 and will be eligible to participate in the Company’s performance bonus program, which is expected to be established by December 31, 2023. Mr. Winston is entitled to participate in the Company’s commission plan for new customer sales and renewal customers and sales of aircraft. Mr. Winston will be eligible for a special cash bonus of $1,500,000 upon a Change of Control (as defined in the offer letter). Pursuant to the offer letter, if Mr. Winston’s employment is terminated without “Cause” or for “Good Reason” (as such terms are defined in the offer letter), Mr. Winston will be entitled to severance in the amount equal to three times his then current base salary, less all applicable withholdings and deductions, paid over a 12 month period, conditioned upon Mr. Winston delivering a general release of claims in favor of the Company within 30 days following his termination date.

On August 10, 2023, Mr. Murnane, entered into an amended and restated employment offer letter with Jet.AI to serve as the chief financial officer of the Company until a replacement chief financial officer is appointed by the Company, at which point he will become the chief executive officer of the Company. Pursuant to the employment offer letter, Mr. Murnane is entitled to receive a base salary of $250,000 and will be eligible to participate in the Company’s performance bonus program, which is expected to be established by December 31, 2023. Mr. Winston is entitled to participate in the Company’s commission plan for new customer sales and renewal customers and sales of aircraft. Mr. Murnane will be eligible for a special cash bonus of $1,500,000 upon a Change of Control (as defined in the offer letter). Pursuant to the offer letter, if Mr. Murnane’s employment is terminated without “Cause” or for “Good Reason” (as such terms are defined in the offer letter), Mr. Murnane will be entitled to severance in the amount equal to one times his then current base salary, less all applicable withholdings and deductions, paid over a 12 month period, conditioned upon Mr. Murnane delivering a general release of claims in favor of the Company within 30 days following his termination date.

The foregoing descriptions of Mr. Winston’s and Mr. Murnane’s offer letters are qualified in their entirety by the full text of such agreements, copies of which are attached hereto as Exhibit 10.11 and Exhibit 10.12, respectively, and incorporated herein by reference.

Additional information with respect to the compensation of the Company’s executive officers is described in the Proxy Statement in the section titled “Executive Compensation” beginning on page 197 of the Proxy Statement, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of Jet.AI Common Stock as of the Closing Date, after giving effect to the Closing, by:

●	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of Jet.AI Common Stock upon the Closing of the Business Combination;

●	each of the Company’s executive officers and directors; and

●	all of the Company’s executive officers and directors as a group upon the Closing.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and restricted stock units that are currently exercisable or vested or that will become exercisable or vest within 60 days. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Jet.AI Common Stock beneficially owned by them. The beneficial ownership percentages set forth in the table below are based on 8,715,043 shares of Jet.AI Common Stock issued and outstanding as of the Closing Date and other than as noted below.

Name and Address of Beneficial Owner(1)	Number of Shares	% of Common Stock Outstanding
Directors and Executive Officers:	—	—
Michael D. Winston, CFA(2)	6,637,939	51.9
George Murnane(3)	1,028,869	11.8
William L. Yankus	—	—
Wrendon Timothy	—	—
Patrick McNulty(4)	90,790	1.0
Lt. Col. Ran David(5)	174,945	2.0
Jeffrey Woods	—	—
Ehud Talmor(6)	144,000	1.7
All Directors and Executive Officers as a group (8 individuals)	8,076,549	63.1
Five Percent Holders:
OAC Sponsor Ltd. (7)	2,875,000	33.0
Michael D. Winston(2)	6,637,939	51.9
GEM Yield Bahamas Limited(8)	2,179,447	25.0
Entities Affiliated with Meteora(9)	861,312	9.6

* Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the directors and executive officers of the Company is c/o Jet.AI Inc., 10845 Griffith Peak Drive, Suite 200, Las Vegas, NV 89135.
(2)	Includes 4,076,288 shares of Jet.AI Common Stock issuable upon the exercise of Merger Consideration Warrants within 60 days of August 10, 2023.
(3)	Includes 1,028,865 shares of Jet.AI Common Stock issuable upon the exercise of vesting options within 60 days of August 10, 2023 and 6 shares of Jet.AI Common Stock issuable upon the exercise of Merger Consideration Warrants within 60 days of August 10, 2023.
(4)	Includes 90,780 shares of Jet.AI Common Stock issuable upon the exercise of vesting options within 60 days of August 10, 2023 and 6 shares of Jet.AI Common Stock issuable upon the exercise of Merger Consideration Warrants within 60 days of August 10, 2023.
(5)	Includes 174,945 shares of Jet.AI Common Stock issuable upon the exercise of vesting options within 60 days of August 10, 2023.
(6)	Includes 144,000 shares of Jet.AI Common Stock issuable upon the exercise of vesting options within 60 days of August 10, 2023.
(7)	OAC Sponsor Ltd. is the record holder of the shares reported herein. Our director, Wrendon Timothy, has a direct or indirect membership interest in OAC Sponsor Ltd. OAC Sponsor Ltd. is governed and controlled by a board of directors of 3 members, Jay Madhu, Wrendon Timothy, and Jason Butcher. Each director has one vote, and the approval of a majority is required to approve an action. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by a majority comprised of two or more individuals of a three-member (or greater) board, and a voting and dispositive decision requires the approval of a majority of those individuals, none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to OAC Sponsor Ltd. Based on the foregoing, no director exercises voting or dispositive control over any of the securities held by OAC Sponsor Ltd. Accordingly, Mr. Timothy will not be deemed to have or share beneficial ownership of such shares and, for the avoidance of doubt expressly disclaims any such beneficial interest to the extent of any pecuniary interest he may have therein, directly or indirectly.
(8)	Consists of shares of common stock issuable upon exercise of the GEM Warrant. Based upon information provided by GEM Yield Bahamas Limited, Christopher F. Brown has sole voting and investment power with respect to such shares. The address of GEM Yield Bahamas Limited is 3 Bayside Executive Park, West Bay Street & Blake Road, P.O. Box N-4875, Nassau, The Bahamas.
(9)	Represents shares held by Meteora Capital, LLC, a Delaware limited liability company (“Meteora”) and Mr. Vik Mittal (“Mr. Mittal”), with respect to the shares of common stock held by certain funds and managed accounts to which Meteora Capital serves as investment manager (collectively, the “Meteora Funds”). Mr. Mittal serves as the Managing Member of Meteora Capital. The address of the business office of each of the Meteora and Mr. Mittal is 840 Park Drive East, Boca Raton, FL 33444.

Certain Relationships and Related Business Combination

Certain relationships and related party transactions are described in the Proxy Statement in the section titled “Certain Relationships and Related Party Transactions” beginning on page 220 of the Proxy Statement and such descriptions are incorporated herein by reference.

Legal Proceedings

None.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

Oxbridge’s ordinary shares and public warrants were historically traded on Nasdaq under the symbols “OXAC” and “OXACW”, respectively. The Common Stock, Jet.AI Warrants and Merger Consideration Warrants began trading on The Nasdaq Stock Market LLC under the new trading symbols “JTAI,” “JTAIW” and “JTAIZ,” respectively, on August 11, 2023.

The Oxbridge units automatically separated into their component securities upon consummation of the Domestication and, as a result, no longer trade as an independent security. As of the Closing Date and following the completion of the Business Combination, the Company had 8,715,043 shares of Jet.AI Common Stock issued and outstanding held of record by 32,232 holders, 17,249,334 Jet.AI Warrants outstanding held of record by 3 holders and 7,196,375 Merger Consideration Warrants outstanding held of record by 32,227 holders.

Dividends

The Company has not paid dividends on the Jet.AI Common Stock to date and does not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Company’s board of directors. It is the present intention of the Company’s Board of Directors to retain all earnings, if any, for use in the Company’s business operations and, accordingly, the Board of Directors does not anticipate declaring any dividends in the foreseeable future.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning recent sales of unregistered securities.

Description of Registrant’s Securities

Common Stock

A description of the Jet.AI Common Stock is included in the Proxy Statement in the section titled “Description of Securities” beginning on page 212 of the Proxy Statement, which is incorporated herein by reference.

Preferred Stock

Series A Convertible Preferred Stock

On August 10, 2023, the Company filed a Certificate of Designation of Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges and other terms relating to the Series A Preferred Stock. The Series A Preferred Stock is a new class of equity security that ranks senior to the Jet.AI Common Stock with respect to distribution rights and rights upon liquidation. Subject to certain exceptions, so long as any Series A Preferred Shares remain outstanding, unless all dividends for all preceding full fiscal quarters have been declared and all accumulated dividends have been paid with respect to the Preferred Shares, no dividend or distribution will be declared or paid on, and no redemption or repurchase will be agreed to or consummated of, stock on a parity with the Series A Preferred Stock, Jet.AI Common Stock or any other shares of stock junior to the Series A Preferred Stock.

Each share of Series A Preferred Stock has a stated value of $1,000, subject to certain adjustments (the “Series A Original Purchase Price”), and the holders of the Series A Preferred Stock (the “Series A Holders”) will be entitled to cumulative dividends at the annual rate of 8% of the Liquidation Preference, payable quarterly commencing on September 1, 2023.

The Series A Holders have the right to vote on matters submitted to a vote of the holders of Jet.AI Common Stock on an as-converted basis unless required by applicable law. The Series A Holders will be entitled to a number of votes equal to the number of votes such Series A Holder would have had if all shares of Series A Preferred Stock held by such Series A Holder had been converted into shares of Jet.AI Common Stock. So long as any shares of Series A Preferred Stock are outstanding, the affirmative vote or consent of the Series A Holders of at least 90% of the outstanding Series A Preferred Stock, voting together as a separate class, will be necessary to: (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Series A Certificate of Designation if such amendment, alteration or repeal would alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock so as to affect them adversely; (ii) create, or authorize the creation of, or issue any series of Series A Dividend Senior Stock, or reclassify any class or series of capital stock into any series of Series A Dividend Senior Stock; (iii) purchase or redeem, or permit any subsidiary of the Company to purchase or redeem, any shares of any Series A Dividend Junior Stock, Series A Liquidation Junior Stock, Series A Qualifying Merger Junior Stock or Series A Qualifying Sale Junior Stock, other than repurchases of shares of such capital stock from former directors, officers, employees, consultants or other persons performing services for the Company or any subsidiary of the Company in connection with the cessation of employment or service and for a purchase price per share of such capital stock not exceeding the original purchase price thereof; (iv) incur, or permit the Company’s subsidiaries to incur, or issue, or permit the Company’s subsidiaries to issue, any indebtedness for borrowed money (except payables and obligations incurred in the ordinary course of the Company’s business), including obligations (whether or not contingent), under guaranties, or loans or debt securities, including equity-linked or convertible debt securities that, in total, results in gross proceeds to the Company of $20.0 million or greater; (v) declare or pay any cash dividend on any Series A Dividend Junior Stock; or (vi) enter into, or permit the Company’s subsidiaries to enter into, any agreement, arrangement or understanding providing for any of the foregoing actions.

The Series A Holders may convert their shares of Series A Preferred Stock at any time into a number of shares of Jet.AI Common Stock equal to the quotient of the Series A Original Purchase Price divided by a conversion price, which is initially set at $10.00 and is subject to certain adjustments including customary anti-dilution adjustments (the “Conversion Price”); provided, however, in no event shall outstanding shares of Series A Preferred Stock be converted into more than 19.99% of the outstanding shares of Jet.AI Common Stock.

The Company may, subject to certain conditions, cause the outstanding shares of Series A Preferred Stock to be redeemed in cash at the “Series A Redemption Price” which is the Series A Original Purchase Price, subject to certain adjustments, plus the aggregate amount of dividends then accrued and unpaid on such Series A Preferred Stock. The Company must redeem all shares of Series A Preferred Stock that remain outstanding as of the one-year anniversary of the original issue date; provided that the outside date for redemption shall be automatically extended by an additional three (3) month period if the Company has not as of such date closed upon one or more equity financings that, in total, result in gross proceeds to the Company of $10.0 million or greater. If the Company raises equity capital, 15% of the proceeds net of expenses must be used to pay the redemption price on the Series A Preferred Stock.

The foregoing description of the Series A Certificate of Designation is qualified by reference to the full text of the Series A Certificate of Designation, a copy of which is attached hereto as Exhibit 3.3.

Series A-1 Convertible Preferred Stock

On August 10, 2023, the Company filed a Certificate of Designation of Series A-1 Convertible Preferred Stock with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges and other terms relating to the Series A-1 Preferred Stock. The Series A-1 Preferred Stock is a new class of equity security that ranks senior to the Jet.AI Common Stock with respect to distribution rights and rights upon liquidation but junior to the Series A Preferred Stock. Subject to certain exceptions, so long as any Series A-1 Preferred Shares remain outstanding, unless all dividends for all preceding full fiscal quarters have been declared and all accumulated dividends have been paid with respect to the Preferred Shares, no dividend or distribution will be declared or paid on, and no redemption or repurchase will be agreed to or consummated of, stock on a parity with the Series A-1 Preferred Stock, Jet.AI Common Stock or any other shares of stock junior to the Series A-1 Preferred Stock.

Each share of Series A-1 Preferred Stock has a stated value of $1,000, subject to certain adjustments (the “Series A-1 Original Purchase Price”), and commencing on the six month anniversary of the original issuance date the Series A-1 Preferred Stock, the holders of the Series A-1 Preferred Stock (the “Series A Holders”) will be entitled to cumulative dividends at the annual rate of 5% of the Liquidation Preference, payable quarterly commencing on and including April 1, 2024 (but, with respect to any shares of Series A-1 Preferred Stock outstanding on or after the six month anniversary date of their original issuance date, dividends will be deemed to have accrued as of August 10, 2023).

The Series A-1 Holders have the right to vote on matters submitted to a vote of the holders of Jet.AI Common Stock on an as-converted basis unless required by applicable law. The Series A-1 Holders will be entitled to a number of votes equal to the number of votes such Series A-1 Holder would have had if all shares of Series A-1 Preferred Stock held by such Series A-1 Holder had been converted into shares of Jet.AI Common Stock. So long as any shares of Series A-1 Preferred Stock are outstanding, the affirmative vote or consent of the Series A-1 Holders of at least 90% of the outstanding Series A-1 Preferred Stock, voting together as a separate class, will be necessary to: (i) amend, alter or repeal any provision of the Certificate of Incorporation or the Series A-1 Certificate of Designation if such amendment, alteration or repeal would alter or change the powers, preferences or special rights of the shares of Series A-1 Preferred Stock so as to affect them adversely; (ii) create, or authorize the creation of, or issue any series of Series A-1 Dividend Senior Stock, or reclassify any class or series of capital stock into any series of Series A-1 Dividend Senior Stock; (iii) purchase or redeem, or permit any subsidiary of the Company to purchase or redeem, any shares of any Series A-1 Dividend Junior Stock, Series A-1 Liquidation Junior Stock, Series A-1 Qualifying Merger Junior Stock or Series A-1 Qualifying Sale Junior Stock, other than repurchases of shares of such capital stock from former directors, officers, employees, consultants or other persons performing services for the Company or any subsidiary of the Company in connection with the cessation of employment or service and for a purchase price per share of such capital stock not exceeding the original purchase price thereof; (iv) incur, or permit the Company’s subsidiaries to incur, or issue, or permit the Company’s subsidiaries to issue, any indebtedness for borrowed money (except payables and obligations incurred in the ordinary course of the Company’s business), including obligations (whether or not contingent), under guaranties, or loans or debt securities, including equity-linked or convertible debt securities that, in total, results in gross proceeds to the Company of $20.0 million or greater; (v) declare or pay any cash dividend on any Series A-1 Dividend Junior Stock; or (vi) enter into, or permit the Company’s subsidiaries to enter into, any agreement, arrangement or understanding providing for any of the foregoing actions.

The Series A-1 Holders may convert their shares of Series A-1 Preferred Stock at any time into a number of shares of Jet.AI Common Stock equal to the quotient of the Series A-1 Original Purchase Price divided by a conversion price, which is initially set at $10.00 and is subject to certain adjustments including customary anti-dilution adjustments (the “Conversion Price”); provided, however, in no event shall outstanding shares of Series A-1 Preferred Stock be converted into more than 19.99% of the outstanding shares of Jet.AI Common Stock.

The Company may, subject to certain conditions, cause the outstanding shares of Series A-1 Preferred Stock to be redeemed in cash at the “Series A-1 Redemption Price” which is the Series A-1 Original Purchase Price, subject to certain adjustments, plus the aggregate amount of dividends then accrued and unpaid on such Series A-1 Preferred Stock. The Company must redeem all shares of Series A-1 Preferred Stock that remain outstanding as of the one-year anniversary of the original issue date; provided that the outside date for redemption shall be automatically extended by an additional three (3) month period if the Company has not as of such date closed upon one or more equity financings that, in total, result in gross proceeds to the Company of $10.0 million or greater. If the Company raises equity capital, 15% of the proceeds net of expenses must be used to pay the redemption price on the Series A Preferred Stock and an additional 15% of the proceeds net of expenses must be used to pay the redemption price on the Series A-1 Preferred Stock.

The foregoing description of the Series A-1 Certificate of Designation is qualified by reference to the full text of the Series A-1 Certificate of Designation, a copy of which is attached hereto as Exhibit 3.4.

Warrants

A description of the Jet.AI Warrants and Merger Consideration Warrants is included in the Proxy Statement in the section titled “Description of Securities—Warrants” beginning on page 214 of the Proxy Statement, which is incorporated herein by reference.

Indemnification of Directors and Officers

In connection with the Business Combination, the Company entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements provide such directors and executive officers with contractual rights to indemnification and expense advancement.

The foregoing summary is qualified in its entirety by reference to the text of the form of Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the Company’s financial statements and supplementary data.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Financial Statements and Exhibits

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

The securities issued in connection with the Subscription Agreements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in the section titled “Introductory Note” and in the section titled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the completion of the Business Combination pursuant to the Business Combination Agreement, a change of control of Oxbridge has occurred, and the stockholders of Oxbridge as of immediately prior to the Closing held approximately 9.2% of the outstanding shares of Jet.AI Common Stock immediately following the Closing.

Item 5.02	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the sections titled “Directors and Executive Officers” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

2023 Omnibus Incentive Plan

In connection with the consummation of the Business Combination, at the Oxbridge Extraordinary Meeting, the Oxbridge stockholders considered and approved the 2023 Jet.AI Omnibus Incentive Plan (the “Omnibus Incentive Plan”). The Omnibus Incentive Plan was previously approved, subject to stockholder approval, by Oxbridge’s board of directors. The Omnibus Incentive Plan became effective immediately upon the Closing.

The Omnibus Incentive Plan initially makes available a maximum number of 396,512 shares of Jet.AI Common Stock. The Omnibus Incentive Plan provides for the grant of non-statutory and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred stock units, performance awards, non-employee director awards, and other stock-based awards intended to advance the interests of Jet.AI and its stockholders by enabling Jet.AI and its subsidiaries and affiliates to attract and retain qualified individuals to perform services. The number of shares available for issuance under the Incentive Plan will be subject to an annual increase on the first day of each calendar year, beginning on January 1, 2024 and ending on January 1, 2033, equal to ten percent (10%) of the total number of shares of Omnibus Incentive Plan then-issued and outstanding as of the last day of the prior fiscal year or such lesser amount as determined by the compensation committee of Jet.AI.

A more complete summary of the terms of the Omnibus Incentive Plan is set forth in the Proxy Statement in the section titled “Proposal No. 5—The Omnibus Incentive Plan Proposal” beginning on page 158 of the Proxy Statement, which is incorporated herein by reference. Such summary and the foregoing description are qualified in their entirety by reference to the text of the Omnibus Incentive Plan, a copy of which is attached hereto as Exhibit 10.10 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Extraordinary Meeting of the Oxbridge stockholders, the Oxbridge stockholders considered and approved, among other things, Proposal No. 3–The Organizational Documents Proposal (the “Organizational Documents Proposal”), which is described in greater detail in the Proxy Statement beginning on page 148 of the Proxy Statement.

The Certificate of Incorporation of the Company (the “Certificate of Incorporation”), which became effective upon filing with the Secretary of State of the State of Delaware on August 10, 2023, includes the amendments proposed by the Organizational Documents Proposals.

On August 10, 2023, the Company’s board of directors approved and adopted the Bylaws of the Company (the “Bylaws”), which became effective as of the Effective Time.

On August 10, 2023, the Company filed a Certificate of Designation of Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges and other terms relating to the Series A Preferred Stock. Reference is made to the information contained in Item 2.01 of this Current Report on Form 8-K.

On August 10, 2023, the Company filed a Certificate of Designation of Series A-1 Convertible Preferred Stock with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges and other terms relating to the Series A-1 Preferred Stock. Reference is made to the information contained in Item 2.01 of this Current Report on Form 8-K.

Copies of the Certificate of Incorporation, the Bylaws, the Certificate of Designation of Series A Convertible Preferred Stock and the Certificate of Designation of Series A-1 Convertible Preferred Stock are attached hereto as Exhibit 3.1, Exhibit 3.2, Exhibit 3.3, and Exhibit 3.4 respectively, and are incorporated herein by reference.

The description of the Certificate of Incorporation and the general effect of the Certificate of Incorporation and the Bylaws upon the rights of holders of the Company’s capital stock are included in the Proxy Statement under the section titled “Description Securities” beginning on page 212 of the Proxy Statement, which is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, on August 10, 2023, the Company’s board of directors approved and adopted a new Code of Business Conduct and Ethics applicable to all employees, officers and directors of the Company. A copy of the Code of Ethics can be found in the Investor Relations section of the Company’s website at www.jet.ai.

Item 5.06	Change in Shell Company Status.

As a result of the Business Combination, the Company ceased being a shell company. Reference is made to the disclosure in the Proxy Statement in the section titled “Proposal No. 1—The Business Combination Proposal” beginning on page 144 of the Proxy Statement, and such disclosure is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of Jet Token as of and for the years ended December 31, 2022 and 2021 and the related notes are included in the Proxy Statement beginning on page F-44 of the Proxy Statement and are incorporated herein by reference.

The unaudited consolidated financial statements of Jet Token for the three months ended March 31, 2023 and 2022 are included in the Proxy Statement beginning on page F-44 of the Proxy Statement and are incorporated herein by reference.

(b) Pro Forma Financial Information.

Information responsive to Item 9.01(a) of Form 8-K is set forth in Exhibit 99.1 hereto, which is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description
2.1	Business Combination Agreement and Plan of Reorganization, dated as of February 24, 2023, by and among Oxbridge, First Merger Sub, Second Merger Sub and Jet Token (incorporated by reference to Annex A to the Proxy Statement).
2.2	Amendment No. 1 to Business Combination Agreement and Plan of Reorganization, dated May 11, 2023, by and among Oxbridge, First Merger Sub, Second Merger Sub and Jet Token (incorporated by reference to Annex A-I to the Proxy Statement).
3.1*	Certificate of Incorporation of Jet.AI Inc., dated August 10, 2023
3.2*	Certificate of Designation of the Series A Convertible Preferred Stock of Jet.AI Inc., dated August 10, 2023
3.3*	Certificate of Designation of the Series A-1 Convertible Preferred Stock of Jet.AI Inc., dated August 10, 2023
3.4*	Bylaws of Jet.AI Inc.
4.1	Warrant Agreement, dated August 11, 2021, by and between Oxbridge Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of Oxbridge Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on August 17, 2021).
4.2*	Merger Consideration Warrant Agreement, dated August 10, 2023, by and between Jet.AI and Continental Stock Transfer & Trust Company.
10.1	Form of Forward Purchase Agreement, dated August 6, 2023 (incorporated by reference to Exhibit 10.1 of Oxbridge Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on August 7, 2023).
10.2	Form of FPA Funding Amount PIPE Subscription Agreement, dated August 6, 2023 (incorporated by reference to Exhibit 10.2 of Oxbridge Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on August 7, 2023).
10.3*	Form of Lock-Up Agreement
10.4*	Form of Indemnification Agreement
10.5*	Letter Agreement dated August 10, 2023 between Oxbridge Acquisition Corp. and OAC Sponsor Ltd.
10.6*	Settlement Agreement date August 10, 2023 between Oxbridge Acquisition Corp. and Maxim Group LLC
10.7*	Registration Rights Agreement dated August 10, 2023 between Oxbridge Acquisition Corp. and Maxim Group LLC
10.8*	Settlement Agreement date August 10, 2023 between Oxbridge Acquisition Corp. and OAC Sponsor Ltd.
10.9*	Registration Rights Agreement dated August 10, 2023 between Oxbridge Acquisition Corp. and OAC Sponsor Ltd.
10.10	2023 Jet.AI Inc. Omnibus Incentive Plan (incorporated by reference to Annex D to the Proxy Statement).
10.11*	Employment Offer Letter dated August 8, 2023 between Michael Winston and Jet.AI Inc.
10.12*	Employment Offer Letter dated August 8, 2023 between George Murnane and Jet.AI Inc.
21.1*	List of Subsidiaries of Jet.AI Inc.
99.1*	Unaudited pro forma condensed financial information of for the three months ended March 31, 2023 and for the year ended December 31, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

†	Management Contracts.

+	As permitted by Regulation S-K, Item 601(b)(10)(iv) of the Securities Exchange Act of 1934, as amended, certain confidential portions of this exhibit have been redacted from the publicly filed document. The Registrant agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JET.AI INC.

By:	/s/ Michael Winston
Name:	Michael Winston
Title:	Executive Chairman and Interim Chief
Executive Officer

Date: August 14, 2023